EXHIBIT INDEX

EXHIBITS NO.        EXHIBIT DESCRIPTION
------------        --------------------------------------------

   (31.1)           302 Certification, Chief Executive Officer.

   (31.2)           302 Certification, Chief Financial Officer.

   (32.1)           906 Certification, Chief Executive Officer.

   (32.2)           906 Certification, Chief Financial Officer.